UNITES STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

Sentex Sensing Technology, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-13328	22-2333899
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1801 East 9th Street
Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 687-0289

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneouslly satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 . below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2006, Sentex Sensing Technologies, Inc. (“Sentex”) and Security IT Vision, Inc., an Oregon corporation (“SecITV”), entered into an exclusive distribution agreement (the “Distribution Agreement”). SecITV is the head U.S. company of Astro Datensysteme AG, a biometrics technology provider.

The Distribution Agreement gives Sentex, effective as of the Closing (as defined below), the exclusive world-wide rights over the fifty-year term of the agreement to market SecITV technology to end users in the biometric and security product arena based on Fingerprint Identification, Face Recognition and Voice Recognition technology. SecITV will receive a fee from Sentex equal to 5% of the net manufacturing cost to Sentex if any products using SecITV’s technology are manufactured by Sentex. If Sentex purchases the products from SecITV, then Sentex may resell the products to its customers at any price it determines. The exclusive distribution rights were granted in exchange for 69,082,924 Sentex common shares issued to SecITV or its affiliates and 27,000,000 Sentex common shares issued to the Financial Advisors (as defined below) and other terms and conditions set forth in a share issuance and corporate governance agreement (the “SICG Agreement”) entered into on July 19, 2006 among Sentex, SecITV, Henrik Rubinstein, who directly and indirectly owns SecITV, Robert Kendall, the president and significant shareholder of Sentex, Balmoral Financial Services Company (“Balmoral”) and Viewpoint Technology, Inc. (“Viewpoint” and together with Balmoral, the “Financial Advisors”).

Pursuant to the SICG Agreement, at the Closing, Sentex will issue the 69,082,924 Sentex common shares, at the direction of SecITV, to 1st Management Finance, Inc., a 90% shareholder of SecITV wholly-owned by Mr. Rubinstein (“1stMF”). Such shares will represent approximately 35% of the issued and outstanding shares of Sentex (taking into account the issuance of shares to the Financial Advisors described below), based on the number of shares outstanding on the date hereof. 1stMF will have demand registration rights with respect to up to 100,000,000 Sentex common shares that it receives and piggyback registration rights with respect to its Sentex common shares, as well as any Sentex common shares issued to other SecITV afilliates under the SICG Agreement, in any registration statement that Sentex files, in each case, for specified periods after the Closing.

The SICG Agreement also provides for additional financing and management arrangements for Sentex involving Mr. Kendall, Mr. Rubinstein and the Financial Advisors. At the Closing, Sentex will issue 15,000,000 common shares to Balmoral and 12,000,000 common shares to Viewpoint in exchange for the services provided by the Financial Advisors to SecITV and Sentex. The Financial Advisors will then hold approximately 14% of the issued and outstanding shares of Sentex (taking into account the issuance of shares to 1stMF described above), based on the number of shares outstanding on the date hereof. In addition, the Financial Advisors have committed  to raise additional funding for Sentex on a best-efforts basis. Of this additional funding, $600,000 is to be raised through the sale of 10,000,000 Sentex common shares held by Mr. Kendall, subject to the approval of Mr. Kendall’s bank, which holds the shares as collateral. The proceeds from this sale will be paid to Sentex in exchange for its agreement to issue 10,000,000 common shares to Mr. Kendall by November 16, 2006.

Within 180 days of the Closing, Mr. Kendall will also have the right to sell 40,000,000 of the Sentex common shares beneficially owned by him (which includes the 10,000,000 shares discussed above), also subject to his bank’s approval, either to Mr. Rubinstein or to other investors, as arranged by Mr. Rubinstein through a private transaction or a registered resale arrangement, for a purchase price of $0.05 per share, or an aggregate of $2,000,000. If such shares are sold to Mr. Rubinstein or entities affiliated with him, Mr. Rubinstein would then control approximately 52% of the issued and outstanding shares of Sentex (based on the number of shares outstanding on the date hereof and assuming the issuance of the shares to the Financial Advisors and an additional 10,000,000 shares are issued to Mr. Kendall). Alternatively, Mr. Kendall may in his sole discretion decide to retain the 40,000,000 shares for an additional 18 months and instead sell them at a price of $0.08 per share, for an aggregate purchase price of $3,200,000, at such later date. Mr. Kendall will retain his ownership of approximately 8,000,000 additional shares.

Mr. Kendall will also contribute $4,000,000 of the debt owed to him by Sentex, which debt will be sold to investors as arranged by SecITV for proceeds to be used by Sentex as working capital. After Mr. Kendall’s 40,000,000 shares have been sold as discussed above, the remaining $3,500,000 of Sentex debt held by Mr. Kendall will be distributed on a monthly basis over a three-year period among Messrs. Kendall and Rubinstein and the Financial Advisors.

Under the SICG Agreement, following the Closing, Mr. Rubinstein will be the president and Mr. Kendall will be the treasurer of Sentex, the parties agree to elect Messrs. Rubinstein and Kendall as its sole directors and Mr. Kendall will enter into an employment agreement with Sentex (the “Employment Agreement”) pursuant to which he will serve as the chairman of the board until the earlier to occur of his death, permanent disability, sale of his 40,000,000 shares (at which time Mr. Rubinstein will become Sentex’s chief executive officer), or conviction of a crime resulting in at least one year of incarceration. In addition, if not terminated earlier, Mr. Kendall will retire from Sentex not later than the end of the second fiscal year following the Closing. Mr. Kendall’s annual base salary is still subject to negotiation. The Employment Agreement will also provide for a one-year non-compete and confidentiality obligations.

The Sentex common shares to be issued to each of SecITV (or its affiliates) and the Financial Advisors are expected to placed into escrow as soon as practicable and released at the Closing. The closing of the transactions contemplated by the Distribution Agreement and the SICG Agreement (the “Closing”) will occur following receipt by the parties of all necessary approvals and submission of all required governmental filings, including the filing of a definitive information statement with the Securities and Exchange Commission. The transactions contemplated by the Distribution Agreement and the SICG Agreement have been approved by the parties’ boards of directors and by a majority of the Sentex shareholders in an action by written consent. The information statement will also be mailed to Sentex shareholders who did not approve the transactions by written consent.

The foregoing descriptions of the Distribution Agreement and the SICG Agreement are qualified in their entirety by the full text of the Distribution Agreement and the SICG Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1 above is incorporated herein by reference. The issuances by Sentex of the common shares described under Item 1 above will occur in transactions exempt from registration under the Securities Act of 1933 (the “Act”) pursuant to Rule 506 of Regulation D and Section 4(2) of the Act.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 1 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
10.1	Exclusive Distribution Agreement executed on June 5, 2006 (to take effect as of the date of the SICG Agreement) by and among Sentex Sensing Technology, Inc. and Security IT Vision, Inc.

10.2
Share Issuance and Corporate Governance Agreement dated July 19, 2006 by and among Sentex Sensing Technology, Inc., Security IT Vision, Inc., Robert Kendall, Henrik Rubinstein, Balmoral Financial Services Company and Viewpoint Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sentex Sensing Technology, Inc.

Date: July 25, 2006	/s/ Robert S. Kendall
Robert S. Kendall, President